UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2021

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31293		77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Lagoon Drive	Redwood City,	California	94065
(Address of Principal Executive Offices)			(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027		The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On June 23, 2021, Equinix, Inc. ("Equinix") posted to its website an investor presentation related to its June 23, 2021 Analyst Day event, including information regarding Equinix’s long-term revenue and AFFO/share guidance. A copy of the presentation is included with this Form 8-K for convenience and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise stated in such filings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Equinix, Inc. Investor Presentation on June 23, 2021
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 23, 2021	EQUINIX, INC. By:/s/ KEITH D. TAYLOR Keith D. Taylor Chief Financial Officer